UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

DEEP ISOLATION NUCLEAR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56406	87-4225965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison Street, Suite 300 Berkeley, CA	94704
(Address of Principal Executive Offices)	(Zip Code)

(509)-943-5222
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On November 19, 2025, Deep Isolation Nuclear, Inc. (the “Company”) entered into executive employment agreements (the “Employment Agreements”, and each an “Employment Agreement”) with each of Rodney Baltzer and Jesse Sloane. As of October 1, 2025, the effective date of each Employment Agreement, Mr. Baltzer shall serve as the Company’s President and Chief Executive Officer and Mr. Sloane shall serve as the Company’s Executive Vice President of Engineering. Also on November 19, 2025, Deep Isolation EMEA Limited, a corporation incorporated in England and Wales and wholly-owned subsidiary of Deep Isolation, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, entered into a Statement of Particulars of Employment with Chris Parker. As of October 1, 2025, the commencement date of the Statement of Particulars of Employment, Mr. Parker shall serve as the Company’s Chief Commercialization Officer. The Employment Agreements were reviewed, approved and recommended by the Compensation Committee of the Company’s Board of Directors (the “Board”) on November 10, 2025.

Pursuant to the Employment Agreement with Mr. Baltzer (the “Baltzer Agreement”), Mr. Baltzer (i) is entitled to an annual base salary of $340,000, (ii) is eligible for a performance-based target bonus of 35% of his annual base salary and (iii) is eligible for an annual equity award subject to the terms and conditions set forth in the Company’s equity incentive plan. The term of Mr. Baltzer’s employment is three years, unless earlier terminated pursuant to the terms of the Baltzer Agreement, and shall automatically renew for subsequent periods of one year. In connection with his employment, Mr. Baltzer also signed a Non-Competition, Non-Solicitation and Confidentiality Agreement.

Pursuant to the Employment Agreement with Mr. Sloane (the “Sloane Agreement”), Mr. Sloane (i) is entitled to an annual base salary of $251,900, (ii) is eligible for a performance-based target bonus of 20% of his annual base salary, (iii) is eligible for an annual equity award subject to the terms and conditions of the Sloane Agreement. The term of Mr. Sloane’s employment is three years, unless earlier terminated pursuant to the terms of the Sloane Agreement, and shall automatically renew for subsequent periods of one year. In connection with his employment, Mr. Sloane also signed a Non-Competition, Non-Solicitation and Confidentiality Agreement.

Pursuant to the Statement of Particulars of Employment with Mr. Parker (the “Parker Agreement”), Mr. Parker (i) is entitled to an annual base salary of £173,617, (ii) is eligible for a performance-based target bonus of 20% of his annual base salary and (iii) may receive sales commission subject to the terms and conditions of the Company’s Sales Commission Plan. The Parker Agreement includes customary confidentiality provisions.

Departure of Director

On November 18, 2025, the Board received notification from Director Kent Cole of his intent to resign from the Board. As a Director, Mr. Cole served on the audit committee, compensation committee, and nominating and governance committee of the Board. The Board formally accepted Mr. Cole’s resignation and Mr. Cole’s resignation became effective on November 19, 2025.

Item 7.01 Regulation FD Disclosure

On November 18, 2025, the Company issued a press release announcing Mr. Cole’s resignation from the Board. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP ISOLATION, INC.

Date: November 21, 2025	By:	/s/ Rodney Baltzer
Rodney Baltzer
President and Chief Executive Officer

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